EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
by and between
WILKINSON CGR LAWRENCEVILLE, LLC
as Seller,
and
STEADFAST ASSET HOLDINGS, INC.
as Purchaser
October 23, 2017

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of October 23, 2017 (the “Effective Date”) by and between WILKINSON CGR LAWRENCEVILLE, LLC, a Georgia limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller desires to sell and Purchaser desires to purchase the property described in Section 1.1 below, on the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I.
Sale and Purchase; Property

1.1    Sale and Purchase. Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, for the Purchase Price and subject to the terms, covenants, conditions and provisions herein set forth, the following:
(a)    All of that certain land owned by Seller and more particularly described on Exhibit “A”, (the “Land”), including all structures, improvements and fixtures located on the Land (such structures, improvements and fixtures are sometimes hereinafter referred to as the “Improvements”). The Land and Improvements are sometimes hereinafter referred to collectively as the “Real Property”.
(b)    All right, title and interest, if any, of Seller, in and to any land lying in the bed of any street, road or access way, opened or proposed, in front of, at a side of or adjoining the Real Property (the “Property Rights”);
(c)    All right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in any way pertaining thereto, if any (the “Appurtenances”) and all of Seller’s rights and obligations, on a “forward-going” basis only, under the covenants, conditions and restrictions and reciprocal easement agreements affecting the Property included within the definition of Permitted Exceptions set forth in subsection 5.1(a), below;
(d)    If and to the extent assignable and to the extent of Seller’s interest therein, if any:

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(i)    all guaranties, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Real Property;
(ii)    the name “Sugar Mill”, all marketing programs, all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Real Property running to or in favor of Seller or pertaining to the Real Property, together with all entitlements and intangible personal property in connection with or arising out of the design, construction, ownership, occupancy, use, management, operation, maintenance, repair or ownership of the Real Property (collectively, the “Intangibles”);
(e)    All personal property owned by Seller described in the schedule of personal property to be delivered to Purchaser pursuant to Section 3.2, below, but specifically excluding (i) any items of personal property owned or leased by lawful tenants at or on the Real Property (the “Tenants”), and (ii) any items of personal property owned by third parties and leased to Seller (all such personalty owned by Seller and subject to such exclusions being the “Personalty”) (the “Personalty”);
(f)    Seller’s interest in any and all leases (“Leases”) now or hereafter affecting the Real Property, together with all refundable security deposits (“Security Deposits”) of Tenants held by Seller. A schedule of the Leases (in the form of a rent roll) (the “Rent Roll”) presently in effect with respect to the Real Property shall be delivered to Purchaser pursuant to Section 3.2, below; and
(g)    Seller’s interest in all Contracts (as hereinafter defined) relating to the use and operation of the Real Property or the Personalty (subject to Section 1.2 hereof). A schedule of the Contracts currently in effect with respect to the Real Property shall be delivered to Purchaser pursuant to Section 3.2, below.
The items described in Sections 1.1(a) through (g), above, are hereinafter collectively called the “Property”. Notwithstanding anything herein to the contrary, the term “Property” specifically excludes any funds, reserves and escrow accounts that may be maintained, deposited or escrowed with any lender of the Seller. Purchaser disclaims any and all rights to such funds and accounts and acknowledges that such funds shall remain the property of Seller after Closing.

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1.2    Contracts. On or before the expiration of the Inspection Period, Purchaser shall notify Seller in writing as to which of the leasing, service, supply and/or maintenance contracts set forth on the schedule of the Contracts attached hereto as Exhibit “G” (the “Contracts”) that Purchaser elects to assume at Closing; provided that Purchaser is required to assume those Contracts which are not terminable by Seller on or before the Closing Date (the “Must-Take Contracts”), unless Purchaser elects to terminate any or all of the Must-Take Contracts at its sole cost and expense, which obligation shall survive Closing. If Purchaser fails to provide such notice, Purchaser shall not be deemed to have elected to assume any of the Contracts. Promptly following expiration of the Inspection Period, Seller shall notify the vendors under those Contract(s) that Purchaser has not agreed to assume (with a copy of such notice to Purchaser) and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Purchaser and use reasonable efforts to obtain any required approval or consent with respect to the assignment of the Contracts; provided, however, that Seller’s inability to obtain such approval shall not be a default hereunder or be a condition precedent to Purchaser’s obligations to close hereunder. Provided, further, that if Seller fails to timely request any such approval or consent, Purchaser may do so in Seller’s name. Seller’s obligations under this Section 1.2 shall survive Closing for a period of thirty (30) days. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no obligation to assume any obligation under any Contract for reimbursement of any amounts paid prior to the Closing Date upon termination of said Contract, and, if Purchaser does assume such obligation, then Seller shall indemnify Purchaser with respect thereto (except to the extent that such termination is due to an affirmative act or omission of Purchaser resulting in a default under said Contract).
1.3    Leases. During the term of this Agreement, until the earlier of the termination hereof or the last day for Closing hereunder, Seller shall be entitled to enter into residential leases with unaffiliated, third parties, reflecting prevailing market terms and conditions or to amend or terminate any existing residential lease provided such residential leases comply with the current rental policies in place at the Real Property. Notwithstanding the foregoing, under no circumstance shall Seller, without Purchaser’s prior written approval, enter into any new lease for a term of less than six (6) months or more than fifteen (15) months. Purchaser acknowledges that Seller utilizes a revenue management system which determines daily rental rates and that Seller shall continue using such system during the term of this Agreement. Purchaser’s written consent will be required before Seller may enter into any residential lease at a rate which varies materially from such rental policy. Any new residential leases shall be included in the definition of Leases hereunder.

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II.
Consideration

2.1    Purchase Price. The purchase price (“Purchase Price”) to be paid by Purchaser to Seller for the sale and conveyance of the Property shall be THIRTY FIVE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($35,300,000.00), which shall be payable to Seller at the closing of the transaction contemplated hereby (the “Closing”) on the Closing Date (as defined in Section 7.1, below). At Closing, Purchaser shall pay the Purchase Price, as adjusted by the prorations described in Section 7.2(c), below, by wire transfer of immediately available federal funds to Seller or its designee on the Closing Date. Seller and Purchaser shall evidence said allocations of the Purchase Price on the Closing Statement executed by both parties at Closing.
2.2    Earnest Money.
(a)    Within three (3) business days of the Effective Date, Purchaser shall deposit with Calloway Title and Escrow, LLC (the “Escrow Agent”), with an address of 4170 Ashford Dunwoody Road, Suite 525, Atlanta, Georgia 30319, Attn: Amanda Calloway, by wire transfer of immediately available federal funds, the amount of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) (the “Initial Deposit”). If Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period by delivering a Termination Notice, Purchaser shall deposit with Escrow Agent, within three (3) business days after the expiration of the Inspection Period, an additional deposit of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) (the “Additional Deposit”). As used herein, the term “Earnest Money” shall mean the Initial Deposit, plus the Additional Deposit and any interest accrued on any such funds while held by the Escrow Agent. A Two Hundred Fifty Thousand and No/100 Dollar ($250,000.00) portion of the Earnest Money (the “Non-Refundable Deposit”) shall be non-refundable to Purchaser at 5:00 p.m. Eastern Standard Time on October 27, 2017, unless Purchaser terminates this Agreement pursuant to Sections 3.5(d), 5.1, 6.2, 8.1, 9.2, 9.6 or 13 hereof, in which case such sections shall govern the refund of the Earnest Money. The entire Earnest Money, including, but not limited to the Non-Refundable Deposit, will be non-refundable to Purchaser upon expiration of the Inspection Period, unless Purchaser terminates this Agreement pursuant to Sections 6.2, 8.1, 9.2 or 9.6 hereof, in which case such sections shall govern the refund of the Earnest Money. In the event Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period by delivering a Termination Notice, and Purchaser fails to deposit the Additional Deposit with Escrow Agent within one (1) business day after the expiration of the Inspection Period, Purchaser shall be in default under this Agreement and Seller shall be entitled to exercise its rights and remedies under Section 6.1 hereof; provided, however, Seller shall only be entitled to such portion of the Earnest Money previously deposited with Escrow Agent, and if Purchaser deposits the Additional Deposit before Seller exercises its rights under Section 6.1 hereof, then Seller shall no longer have the right to exercise its rights and remedies under Section 6.1 hereof. If Purchaser purchases the Property, any Earnest Money then on deposit with Escrow Agent shall be credited for the benefit of the Purchaser against the Purchase Price at Closing.

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(b)    The Escrow Agent shall instruct Purchaser to wire the Earnest Money into an interest-bearing federally insured account maintained at an institution located in the United States. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to the account. The Earnest Money shall be held and delivered by the Escrow Agent as hereinafter provided. All interest earned shall be reported to the Internal Revenue Service as income of Purchaser. Purchaser shall promptly execute all forms reasonably requested by the Escrow Agent for such purpose.
(c)    On the Closing Date the Earnest Money shall be, at Purchaser’s election, either returned to Purchaser or delivered by Escrow Agent to Seller by wire transfer of immediately available federal funds as a credit toward the Purchase Price. The balance of the Purchase Price, as adjusted by the prorations and credits specified herein, less the Earnest Money, shall be paid to Seller by wire transfer of immediately available federal funds on the Closing Date pursuant to instructions to be provided by Seller prior to Closing.
2.3    Independent Contract Consideration. If Purchaser terminates this Agreement for any reason pursuant to any express right to do so hereunder, and, as a result of such termination, Purchaser is entitled to a return of the Earnest Money, Purchaser acknowledges and agrees that, in such event, One Hundred and No/100 Dollars ($100.00) of the Earnest Money shall be disbursed to Seller, which sum represents adequate bargained for consideration for Seller's execution and delivery of this Agreement and Purchaser's right to terminate this Agreement and receive a return of the Earnest Money, if applicable. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and shall be non-refundable to Purchaser in the events contemplated by this Section 2.3.
III.
Inspection

3.1    Limited Inspection Period. Purchaser and its authorized agents and representatives shall have reasonable access to the Property at all reasonable times during normal business hours (or at such other times as Seller may approve, such approval not to be unreasonably withheld) to inspect and conduct such tests, investigations and analyses reasonably required by Purchaser, provided that all invasive or intrusive inspections or tests of the physical condition of the Property shall be subject to Seller’s approval as set forth below. Such entry and inspections may be conducted only during the period commencing on the Effective Date until Closing or the earlier termination of this Agreement. Purchaser shall provide one (1) business day prior telephonic notice to Seller of its intention, or the intention of its agents or representatives, to enter the Real Property. Purchaser shall bear the cost of all inspections, tests, investigations and analyses. At Seller’s option, Seller or its representative may be present for any inspection, test, investigation or analysis. Seller has the right to approve any invasive or intrusive inspections or tests of the physical condition of the Real Property.

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3.2    Document Review.
(a)    Documents. On or before the Effective Date, Seller shall deliver to Purchaser, to the extent in Seller’s possession or control, the items listed on Exhibit “B” attached hereto and incorporated herein (the “Seller’s Deliveries”). Additionally, Seller agrees to allow Purchaser, Purchaser’s lender, and Purchaser’s authorized agents or representatives, to inspect and make copies at Purchaser’s own expense of books, records, files and related items relating exclusively to the Property and the other items described on Exhibit “B” attached hereto and incorporated herein and specified as documents to be made available to Purchaser (collectively, with the Seller’s Deliveries and the remaining items made available pursuant to this Section 3.2, the “Documents”), if any, to the extent in Seller’s possession (so long as Seller is authorized to disclose such items). Purchaser acknowledges that many of the Documents were prepared by third parties other than Seller, and may have been prepared prior to Seller’s ownership of the Property.
(b)    Confidentiality. Seller acknowledges and agrees that it will keep confidential the existence and subject matter of this Agreement. Purchaser acknowledges and agrees that it will keep confidential (i) the existence and subject matter of this Agreement, (ii) the Documents and the contents thereof, and (iii) any documents and information obtained by Purchaser concerning the Property and the Documents (the documents and information described in this sentence to be kept confidential by Seller and Purchaser, respectively, are hereinafter referred to collectively as the “Confidential Information”), and Purchaser agrees that it shall not disclose or otherwise use any Confidential Information other than to officers, directors, employees, attorneys, lenders, representatives, investors, lenders, agents or contractors of either Purchaser or Seller who are directly involved in the purchase and sale transaction contemplated hereby. Confidential Information as defined above shall not include Confidential Information that: (i) is or becomes a matter of public knowledge through no fault of the Purchaser including information which is or becomes publicly available, or generally available within the industry in which the Seller operates; or (ii) was in the Purchaser’s possession or known by it prior to receipt from the Seller; or (iii) was rightfully disclosed to the Purchaser by another person without restriction; or (iv) is independently developed by the Purchaser without access to such Confidential Information. Purchaser and Seller will request that any officers, directors, employees, attorneys, representatives, agents and contractors engaged by either in connection with the subject matter of this Agreement will likewise conform to the covenant of confidentiality set forth herein. If either Purchaser or Seller receives a legal request to disclose Confidential Information, such party will immediately notify the other. In the event Purchaser or Seller becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation or demand or similar process or by law) to disclose any Confidential Information, such party will provide the other with prompt prior written notice of such requirement so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained or that the protected party waives compliance with the provisions of this Agreement, the other party agrees to furnish only that portion of the Confidential Information such party is advised by counsel as legally required to be furnished and shall exercise good faith efforts to obtain assurance that confidential treatment will be accorded the information provided.

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(c)    Return of Documents. Purchaser shall return to Seller, or destroy all of, the Documents, any and all copies Purchaser has made of the Documents, and all copies of any third-party studies, reports or test results obtained by Purchaser and paid for by Seller in connection with its inspection of the Property (collectively, “Purchaser’s Information”), at such time as this Agreement is terminated for any reason; provided, however, Seller expressly acknowledges and agrees that: (i) all documents and items delivered by Purchaser to Seller pursuant to this Section 3.2(c) shall be without representation and/or warranty, express or implied, of any nature, and (ii) Purchaser's failure to timely deliver such documents and items to Seller shall in no way hinder or delay the return of the Earnest Money to Purchaser, if applicable.
(d)    No Representation or Warranty by Seller. Purchaser hereby acknowledges that except as expressly set forth herein, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
3.3    Inspection Obligations.
(a)    Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Documents, Purchaser and its agents and representatives shall: (i) not disturb Seller or any Tenants or interfere with their use of the Property pursuant to the Tenants’ Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by Seller, any Tenant or third party; (iv) not injure or otherwise cause bodily harm to Seller, or its agents, guests, invitees, contractors or employees or any Tenant or their guests or invitees; (v) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder. In conducting any inspections, investigations or tests of the Property and/or Documents, Purchaser shall: (x) maintain not less than Two Million Dollars (aggregate) of comprehensive general liability insurance (One Million per occurrence) covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Property and naming Seller as an additional insured; (y) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; and (z) fully restore the Real Property and the Improvements to the condition in which the same was found before any such inspection or tests were undertaken if damaged by Purchaser’s inspection.

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(b)    Purchaser’s Agreement to Indemnify. Except to the extent arising out of the negligence or willful misconduct of Seller or Seller’s contractors, employees, representatives or agents, Purchaser hereby indemnifies and agrees to indemnify, defend and hold Seller and all of its officers, directors, agents, employees, attorneys, representatives and contractors, harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted hereunder or any violation of the provisions of this Section 3.3; provided, however, that Purchaser shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Property. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser’s obligations pursuant to this Section 3.3, which obligations shall survive any termination or expiration of this Agreement (notwithstanding anything to the contrary contained in any other provision of this Agreement), and the limitation of damages as set forth in Section 6.1 shall not be applicable to any cause of action arising pursuant to Sections 3.2(b) or 3.3.
3.4    Right of Termination. Commencing on the Effective Date and ending on the date twenty five (25) days following the Effective Date (the “Inspection Period”), Purchaser shall be entitled, in its sole discretion, to terminate this Agreement by giving written notice pursuant to Section 11.3, below, (the “Termination Notice”) to be received by Seller at or before 5:00 p.m. Eastern Standard Time on the last day of the Inspection Period, whereupon all of the provisions of this Agreement (except the Surviving Terms) shall terminate. Upon any such termination by Purchaser before the expiration of the Inspection Period, Purchaser shall destroy or deliver to Seller the Documents and Purchaser’s Information, and neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except Sections 3.2(b), 3.2(c), 3.3, 7.2 and 7.4, which are hereinafter referred to as the “Surviving Terms”, and the Earnest Money, less the Non-Refundable Deposit (which shall be disbursed to Seller), shall be promptly returned to Purchaser. Notwithstanding anything to the contrary contained herein, if the Purchaser does not deliver the Termination Notice as and when required hereunder, Purchaser shall be deemed to have elected to proceed with the acquisition of the Property and thereafter the Earnest Money will be non-refundable to Purchaser, except as expressly set forth to the contrary in Sections 6.2, 8.1, 9.2 and 9.6, below.
3.5    Property Conveyed “AS-IS, WHERE-IS”.
(a)    DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY SELLER. IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS (DEFINED BELOW), NEITHER SELLER, NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, ATTORNEY, BROKER, CONTRACTOR, REPRESENTATIVE OR PROPERTY MANAGER OF SELLER HAVE MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, STATUTORY, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO ANY OF THE FOLLOWING MATTERS, WHETHER PATENT OR LATENT: (I) MATTERS OF TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE

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PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, HABITABILITY, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES AT THE PROPERTY, IF ANY, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES (HEREINAFTER DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ACCESS AND ACCOMMODATION FOR DISABLED PERSONS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR (XVIII) THE HABITABILITY, MERCHANTABILITY, OR SUITABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER HAS NOT RELIED ON SELLER’S, OR ANY OF ITS AGENTS’ EMPLOYEES’, OFFICERS’, DIRECTORS’, ATTORNEYS’, BROKERS’, CONTRACTORS’, REPRESENTATIVES’ OR PROPERTY MANAGERS’ SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR

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PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE).
(b)    SALE “AS-IS, WHERE-IS”. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS RESPECTIVE AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, BROKERS, CONTRACTORS, REPRESENTATIVES OR PROPERTY MANAGERS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 3.5 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME IS SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

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(c)    Hazardous Substances Defined. For purposes hereof, “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended (“RCRA”), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves. Without limitation of the other provisions of this Section 3.5 and except as set forth in Section 10.1, below, Purchaser acknowledges to and agrees with Seller that Seller has not, does not and will not make any representation or warranty with regard to compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including, but not limited to, those pertaining to the handling, generating, treating, storing or disposing of any hazardous substances, including CERCLA and RCRA. Without limiting the foregoing, except as set forth in Section 10.1, below, Seller does not make and has not made and specifically disclaims any representation or warranty regarding the presence or absence of any Hazardous Substances at, on, under or about the Property or the compliance or non-compliance of the Property with CERCLA or RCRA, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, any federal, state or local so-called “Superfund” or “Superlien” statute, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances (collectively, the “Hazardous Substance Laws”). The disclaimer set forth herein shall not be affected or limited in any way by any investigation conducted by Seller or any contractor, agent or employee of Seller, or delivery by Seller to Purchaser of copies of any environmental study or report prepared by any environmental testing firm on behalf or at the direction of Seller, Purchaser or any other party. Seller has not conducted any independent investigation or verification of the contents of any such study or report, and makes no representation or warranty with respect to the accuracy or completeness of the information contained therein.

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(d)    Material Adverse Change to Environmental Condition. Seller has delivered to Purchaser that certain Phase I Environmental Site Assessment of the Real Property prepared by Real Estate Advisory, L.L.C., project number 129476, and dated April 13, 2012 (the “Environmental Report”). During the Inspection Period, Purchaser may obtain new environmental reports pertaining to the Property and may object to any material change in the environmental condition of the Real Property disclosed by such reports by written notice to Seller delivered before the expiration of the Inspection Period. For purposes of this section, a “material adverse change” shall be deemed the discovery of a new Recognized Environmental Condition at the Real Property, or failure to cure an existing Recognized Environmental Condition as set forth in the Environmental Report or any update thereto. “Recognized Environmental Condition” shall have the same meaning as ascribed to it by the American Society for Testing and Materials “ASTM”. Any material adverse change which is not timely objected to by Purchaser shall be conclusively deemed to be acceptable to Purchaser. In the event Purchaser timely objects to a material adverse change, Purchaser shall provide a copy or copies of any and all documentation relating thereto, and specify in reasonable detail any action required to cure the same. Seller may, but notwithstanding anything in this Agreement to the contrary, shall not be obligated under any circumstances, mitigate, or cause to be mitigated, at its expense, the material adverse condition on or before Closing. In the event Seller does not elect to mitigate the material adverse change, Purchaser may, at its election, terminate this Agreement and receive a refund of its Earnest Money, or waive the material adverse condition and proceed to Closing.

IV.
Survey

4.1    Survey. Purchaser acknowledges that Seller has provided Purchaser with a copy of the most recent existing survey of the Real Property in Seller’s possession (the “Existing Survey”). Seller has caused the Existing Survey to be updated and revised (and such updated and revised survey being the “Revised Survey”) and Purchaser shall reimburse Seller for the cost of the Revised Survey at Closing or upon the earlier termination of this Agreement. Any title objections based on the Revised Survey shall be governed by the provisions of Section 5.1, below. Purchaser shall have the right to cause the Revised Survey to be further updated and revised during the term of this Agreement as Purchaser deems necessary in Purchaser’s discretion.

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V.
Title

5.1    Title Commitment.
(a)    Purchaser acknowledges Seller has provided to Purchaser a copy of the most recent existing owner’s title policy for Real Property in Seller’s possession (the “Existing Policy”). No later than the date that is ten (10) days after the Effective Date, Seller shall provide Purchaser a commitment for title insurance with all underlying recorded documents (the “Commitment”), issued by Calloway Title and Escrow, LLC as agent for First American Title Insurance Company (the “Title Company”) with respect to the Real Property. As used herein, the term “Title Objection Period” shall mean a period commencing on the date of this Agreement and ending on the date five (5) business days prior to the expiration of the Inspection Period. Any endorsements to the Commitment shall be obtained at Purchaser’s sole cost and expense and Purchaser shall reimburse Seller for the cost of the Commitment at Closing or upon the earlier termination of this Agreement. Purchaser may object to any title or survey matter shown on the Existing Policy, the Existing Survey, the Commitment, and/or the Revised Survey. Other than Monetary Liens (defined below), any title or survey matter (as hereinafter defined) shown on the Existing Survey or Revised Survey or listed in the Commitment or the Existing Policy which are not objected to by Purchaser by delivery of written notice to Seller within the Title Objection Period shall be conclusively deemed to be acceptable to Purchaser. In the event Purchaser timely objects to any title matter (a “Title Objection”), Purchaser shall provide a copy or copies of any and all documentation relating thereto, and specify in reasonable detail any action required to cure the same. Seller may, but notwithstanding anything in this Agreement to the contrary, shall not be obligated under any circumstances, to remove, or cause to be removed or insured over, at its expense, any Title Objection; provided, however, if Seller is able and willing to cure or remove such Title Objection (which removal shall be deemed to be effected by the issuance of title insurance eliminating or insuring over the effect of such Title Objection in a manner acceptable to Purchaser), Seller shall notify Purchaser in writing within five (5) business days after receipt of Purchaser’s Title Objections (“Seller’s Notice Period”) of such facts (said notice hereinafter called “Seller’s Title Notice”) and in which case the curing or removal of the Title Objection shall be completed on or before the Closing Date (as defined in Section 7.1). In the event Seller does not deliver Seller’s Title Notice to Purchaser within Seller’s Notice Period, Purchaser shall be deemed to be notified that Seller is unable or unwilling to cure or remove the Title Objection. In the event Seller (i) does not deliver Seller’s Title Notice, or (ii) notifies Purchaser that Seller is unable or unwilling to cure or remove any Title Objection, Purchaser shall be deemed to have waived the Title Objection unless within five (5) business days following the expiration of Seller’s Notice Period, Purchaser delivers to Seller written notice terminating this Agreement. As used in this Agreement, the term “Permitted Exceptions” shall mean (A) matters caused by the actions of Purchaser; (B) all matters either shown on the Revised Survey or listed in the Commitment as either exceptions or exclusions (other than Monetary Liens), to which Purchaser does not raise a Title Objection within the Title Objection Period or, having objected, Purchaser waives or is deemed to have waived in accordance with the provisions of this Section 5.1; (C) rights of Tenants in possession under unrecorded Leases affecting the Property, as tenants only without any rights to purchase the Property, and (D) ad valorem real estate taxes for the year of Closing and subsequent years and special district assessments and other special

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assessments, not yet due and payable. Notwithstanding the foregoing, Purchaser and Seller acknowledge that although Seller has no obligation to cure any title matters unless it is deemed to have agreed to (whether or not the same constitute a Title Objection), subject to Purchaser’s full performance hereunder, Seller does agree to deliver title to the Property at Closing free and clear of any and all monetary liens, liens of any security deeds, deeds of trust and/or mortgages created by, through, or under Seller or to which the Property is subject (collectively, “Monetary Liens”).
(b)    Seller agrees that, regardless of whether Purchaser shall have furnished to Seller any notice of a Title Objection pursuant to the provisions of Section 5.1(a), above, Purchaser may or at any time prior to Closing, obtain further updates to the Commitment and the Revised Survey, and Purchaser shall further notify Seller in writing of any defects in title first arising after the effective date of the Commitment and/or the Revised Survey. Seller shall have the same obligations with respect to any defects in title set forth in such further notice, and Purchaser shall have the same rights, as those which apply to any notice of a Title Objection, provided under Section 5.1(a), above, unless caused by Seller, in which event Seller shall be required to cure prior to Closing. Subject to Seller’s rights under Section 1.3 with regard to residential leases, Seller shall not, so long as this Agreement remains in effect, further alter or encumber in any way Seller’s title to the Property after the date hereof without the prior written consent of Purchaser, except as otherwise expressly provided in this Agreement. The last date for Closing under this Agreement shall be extended if and to the extent necessary to allow the same periods of time for responding to any such further notice of defects in title pursuant to this Section 5.1(b), as are provided with respect to any original notice of a Title Objection pursuant to Section 5.1(a) above; provided, however, that any extension of the Closing under this sentence shall not exceed the earlier to occur of: (i) ten (10) days after the initially scheduled Closing, and (ii) the latest effective date of any rate lock obtained by Purchaser. If Seller agrees in writing to cure any Title Objection and fails to do so on or before the Closing Date, or if Seller fails to cure, satisfy, or remove any Monetary Lien, then Purchaser shall have the right to exercise its rights and remedies set forth in Section 6.2 below.
(c)    In the event of termination of this Agreement pursuant to this Section 5.1, the Earnest Money shall be delivered to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except for the rights and obligations arising pursuant to the Surviving Terms.

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VI.
Remedies

6.1    Seller’s Remedies. In the event the purchase and sale of the Property is not completed and this Agreement terminates because Purchaser materially defaults in the performance of any of its obligations hereunder (after written notice and three (3) business days to cure, except with respect to (i) Purchaser’s obligation to deliver the Purchase Price and any document(s) required under Article 7 to Escrow Agent on or prior to the Closing Date, and (ii) Purchaser’s obligation to deliver the Additional Deposit to Escrow Agent, in the event Purchaser does not terminate this Agreement prior to expiration of the Inspection Period, for which no notice or cure shall be available), Seller shall be entitled to terminate this Agreement and recover the portion of the Earnest Money then deposited with Escrow Agent as liquidated damages for such default, and not as a penalty or forfeiture, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that it would be impracticable and extremely difficult to fix the actual damages suffered by Seller as a result of Purchaser’s failure to complete the purchase of the Property pursuant to this Agreement. The parties further agree that under the circumstances existing as of the date hereof, the liquidated damages provided for in this Section 6.1 represent a reasonable estimate of the damages which Seller would incur as a result of such failure. Notwithstanding the foregoing sentence, the Surviving Terms shall survive any such termination.
6.2    Purchaser’s Remedies. In the event Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise materially defaults in the performance of any of its obligations hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Purchaser or the Closing Date (except no notice or cure period shall apply to Seller’s obligation to deliver the documents required under Section 7.2 to Escrow Agent on or prior to the Closing Date), Purchaser shall elect, as its sole remedy, either (i) to terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, and recover the Earnest Money (including the Non-Refundable Earnest Money), together with any and all Purchaser's Costs (as defined below) incurred as of the date of such termination up to a maximum of $100,000.00, in which event Purchaser and Seller shall have no further obligations hereunder (except with respect to the Surviving Terms, which shall survive any such termination) and Seller shall be free to offer the Property for sale to third parties, or (ii) to enforce specific performance of the obligations of Seller hereunder, provided that the remedy of specific performance will not be applicable with respect to the cure or removal of any Title Objections which, by the terms of this Agreement, Seller is not otherwise obligated to cure or remove. Provided further, if the remedy of specific performance is not available due to any action or inaction by or on behalf of Seller or any agent or affiliate thereof, Seller shall reimburse Purchaser for all of its direct, third-party out-of-pocket costs and expenses actually incurred by Purchaser in connection with this Agreement and the inspection and acquisition of said Property, such amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) plus any actual, non-refundable expenses directly related to Purchaser’s financing of the purchase of the Property and Purchaser shall not be entitled to any entitlement to special, consequential or punitive damages. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of

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action for specific performance against Seller on or before sixty (60) days following the Closing Date or, having given such notice, fails to file a lawsuit asserting said claim or cause of action in Gwinnett County, Georgia within ninety (90) days following the Closing Date. Purchaser’s remedies shall be limited to those described in Sections 6.2, 6.3 and 6.4, and Purchaser hereby expressly waives and relinquishes any and all rights to pursue any other remedy at law or in equity. IN NO EVENT SHALL SELLER OR ANY OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, PARTNER, EMPLOYEE OR AGENT OF SELLER HAVE ANY LIABILITY, BEYOND ITS INTEREST IN THE PROPERTY, FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. As used herein, "Purchaser's Costs" shall mean the actual expenses incurred by Purchaser and paid to (i) Purchaser's third-party attorneys in connection with the negotiation of this Agreement or the proposed purchase and/or financing of the Property, (ii) to third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 3, and (iii) to any potential lender in connection with any proposed financing of the Property; provided, no rate lock fees paid prior to five (5) business days before Closing (as initially scheduled) shall be included.
6.3    Attorneys’ Fees. Should either Purchaser or Seller employ attorneys to enforce any of the terms and provisions hereof, or to protect any right, title or interest created or evidenced hereby, or otherwise in connection with claims by one party against the other arising from the operation of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and expenses in connection therewith.
6.4    Disposition of Earnest Money.
Purchaser and Seller agree that, in addition to the provisions pertaining to the disposition of the Earnest Money set forth in Sections 6.1 and 6.2, above, and elsewhere in this Agreement:
(a)    At the Closing, the Earnest Money shall be, at Purchaser’s election, either returned by Escrow Agent to Purchaser or delivered by Escrow Agent to Seller and credited against the Purchase Price; and
(b)    In the event that this Agreement is terminated in accordance with Section 3.4, then the Earnest Money, less the Non-Refundable Deposit (which shall be disbursed to Seller), shall be immediately returned to Purchaser and Seller shall be free to offer the Property for sale to third parties, and Purchaser and Seller shall have no further obligations hereunder (except with respect to the Surviving Terms, which shall survive any such termination).

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VII.
Closing

7.1    Closing Date. Unless otherwise agreed in writing by Seller and Purchaser, the Closing shall be conducted through escrow in the offices of the Escrow Agent (which, unless otherwise agreed hereafter in writing by Seller and Purchaser shall be the location for tender of performance), on a date and at a time to be mutually agreed upon by Seller and Purchaser, but in any event, on or before the date twenty (20) days following the expiration of the Inspection Period (such date being herein referred to as the “Closing Date”). Neither Purchaser nor Seller shall be required to attend the Closing so long as all necessary documents and wire transferred funds are delivered to Escrow Agent as necessary for the Closing to occur.
7.2    Closing Matters.
(a)    Seller’s Deliveries. At Closing, Seller shall deliver the following documents and instruments:
(i)    to the extent available and in Seller’s possession or control, originals of all Leases and Contracts, if any, affecting the Real Property, which Contracts Purchaser has elected to assume or which Purchaser is required to assume pursuant to the provisions of Section 1.2, above;
(ii)    possession of the Property, subject to any rights of parties pursuant to any Permitted Exceptions;
(iii)    executed and acknowledged limited warranty deed in the form attached hereto as Exhibit “C” and incorporated herein (collectively, the “Deed”) conveying to Purchaser fee simple title to the Real Property, subject only to the Permitted Exceptions. The legal descriptions to be attached to the Deed shall be the legal description attached to this Agreement as Exhibit ”A”; provided, however, that if the legal descriptions on any Revised Survey differs from these legal descriptions, then at Purchaser’s request, Seller will also execute, acknowledge and deliver a quitclaim deed in standard form utilizing the legal description from the Revised Survey;

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(iv)    a duly executed and acknowledged bill of sale, assignment and assumption in the form attached hereto as Exhibit “D” and incorporated herein (“Bill of Sale, Assignment and Assumption”) conveying without warranty the Personalty and assigning Seller’s interest in the Leases, if any, all assignable Contracts to be assigned to and assumed by Purchaser pursuant to the provisions of Section 1.2, above, and any Intangibles, and incorporating the provisions of Section 3.5, above. Seller shall assign the Leases and such Contracts to Purchaser at Closing, and Purchaser shall assume all liability thereunder on a “going-forward” basis only. Seller hereby agrees (which agreement shall survive the closing) to indemnify, defend, and hold Purchaser free and harmless from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Seller’s failure to perform any of the obligations of Seller under the Leases and Contracts, to the extent accruing prior to the Closing Date. Purchaser hereby agrees (which agreement shall survive the closing) to indemnify, defend, and hold Seller free and harmless from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Purchaser’s failure to perform any of the obligations of Purchaser under the Leases and Contracts, to the extent accruing from and after the Closing Date;
(v)    certificates of Seller respecting the “non-foreign” status of Seller in the form set forth in Exhibit “E” attached hereto and incorporated herein;
(vi)    a Closing Statement;
(vii)    if required in the County or State in which the Property is located, a transfer tax declaration (or equivalent) signed by Seller for the Deed;
(viii)    an owner’s title affidavit, in form reasonably acceptable to the Title Company;
(ix)    a broker’s lien waiver in such form as Title Company may reasonably require;
(x)    an Affidavit Regarding Commercial Real Estate Brokers in the form set forth in Exhibit “F” attached hereto and incorporated herein;
(xi)    such documents as may be reasonably required by Purchaser or the Title Company, authorizing Seller to consummate the sale of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing; and
(xii)    any other documents which may be reasonably requested by the Purchaser or Title Company to consummate the sale of the Property.
(b)    Purchaser’s Deliveries. At Closing, Purchaser shall deliver the following documents and instruments:
(i)    the Purchase Price to Seller;

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(ii)    such other documents as may be reasonably required by Seller or Title Company, authorizing Purchaser to consummate the purchase of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing;
(iii)    a duly executed and acknowledged Bill of Sale, Assignment and Assumption;
(iv)    a Closing Statement;
(v)    if required in the County or State in which the Property is located, transfer tax declaration (or equivalent) signed by Purchaser for the Deed;
(vi)    an Affidavit Regarding Commercial Real Estate Brokers in the form set forth in Exhibit “F” attached hereto and incorporated herein; and
(vii)    such evidence of Purchaser’s power and authority as Title Company may reasonably require.
(c)    Prorations and Credits.
(i)    At Closing, the following items shall be prorated as of 12:01 a.m. of the Closing Date with respect to the Property only: collected Rents (as hereinafter defined); fees and assessments; prepaid expenses and obligations under Contracts; accrued expenses; ad valorem real estate taxes and assessments (“Ad Valorem Taxes”) for the year of Closing; personal property taxes assessed against the Personality; water and other utility charges; all other operating costs and expenses that are customarily prorated in similar transactions (but not including insurance premiums, management fees, employee costs, etc.). As used herein “Rents” shall mean and include fixed monthly rentals, additional rentals, if any, all utility charges and any other recurring charges payable by Tenants under the Leases and shown on the Rent Roll.
(ii)    If the Ad Valorem Taxes for the year of Closing are not known, taxes shall be prorated based on the current year’s valuation or assessment and the last known millage rate, but if the actual taxes for the year of Closing are more or less than the amount prorated, then, upon demand by Purchaser, such taxes shall be reprorated to reflect the actual amount of taxes due for the year in which the Closing occurs. If the amount of any other items to be prorated is not then ascertainable, the proration thereof shall be on the basis of the most recent ascertainable data. To the extent that Seller completes any tax appeal which results in savings for periods prior to but not after Closing, Seller shall be entitled to retain all savings. To the extent that Seller completes any tax appeal which results in savings for periods prior to and after Closing, the parties agree to reprorate any such taxes and to share in the costs of such appeal, including attorneys’ fees and costs, based on the parties' pro rata ownership of the Property for such tax period. The provisions of this paragraph shall survive Closing.

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(iii)    Purchaser shall take all steps necessary to effectuate the transfer of all utilities for the Property to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Purchaser shall further attempt to have all utility meters for the Property read as of the Closing Date. Seller shall pay all utilities up to and including the Closing Date and all utilities for the Property thereafter shall be paid by Purchaser. Seller shall be entitled to recover any and all deposits held by any utility company for the Property as of the date of Closing. To the extent Purchaser fails to provide, where required, deposits to any such utility company(s) so as to prevent the timely release of Seller’s deposit(s) by the utility company(s) on the Closing Date, the amount of such deposit(s) for the Property shall be credited to Seller and the Purchase Price shall be adjusted accordingly. In such event, the deposit(s) will be assigned to Purchaser who shall have rights to have the deposit(s) released to it upon satisfaction of the conditions imposed by the utility company. The amounts charged to tenants for water and sanitary sewer charges as shown on the rent rolls furnished by Seller to Purchaser reflect charges billed to residents based upon meter readings of “RUBS” (resident utility billing systems) billing periods thirty (30) to ninety (90) days prior to the Closing Date. Accordingly, if Purchaser receives water and sewer charges for time periods preceding and/or including the Closing Date, Purchaser shall pay to Seller the amounts collected that relate to any period of time prior to the Closing Date. Purchaser agrees to promptly bill all tenants for those water and sanitary charges and use reasonable commercial efforts to collect those charges after Closing. The provisions of this paragraph shall govern and supersede any language to the contrary in this Agreement solely with respect to the collection of post closing water and sanitary sewer charges from tenants. The provisions of this paragraph shall survive Closing of the transactions contemplated by this Agreement.
(iv)    Seller shall deliver to the Purchaser any rents paid to the Seller by Tenants subsequent to the Closing Date. No proration shall be made for rents delinquent as of the Closing Date (hereinafter called the “Delinquent Rents”). Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent as of the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Purchaser shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Purchaser’s operation of the Property. With respect to all unapplied security deposits, if any, made by Tenants at the Property, Purchaser shall receive a credit toward the Purchase Price for all such security deposits then held on behalf of Seller at Closing. Seller represents and warrants to Purchaser that there are no leasing commissions with respect to the Leases.

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(v)    At Closing Purchaser shall be entitled to a credit in the amount of the Security Deposits reflected on the Rent Roll pursuant to Section 1.1(f), above. If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, either party owing the other party a sum of money based on proration(s) calculated after the Closing Date shall promptly pay said sum to the other party. Any post-closing adjustments to the prorations made at Closing pursuant to this Section 8(c) shall be made within ninety (90) days after Closing, except post-closing adjustments of Ad Valorem Taxes, which shall be made within ten (10) days after written demand therefor is made by either party hereto to the other party with a copy of the actual tax bill(s) attached.
(vi)    No later than five (5) days prior to the Closing Date (the “Walk Through Date”), a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before the Walk Through Date that Seller has not placed in a “rent ready” condition before the Walk Through Date, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $750.00 per unit. With respect to any rental unit that is vacated following the Walk Through Date, Seller shall have no obligation to place the same in a “rent ready” condition before Closing and Purchaser shall not receive a credit against the Purchase Price at Closing. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
(vii)    Nothing contained in this Section 7.2(c) shall be construed as limiting Purchaser’s rights and Seller’s obligations under the other provisions of this Agreement.
(d)    Purchaser’s Assumption. Purchaser agrees to assume and perform all of the covenants of Seller pursuant to the Leases and Contracts, arising or accruing after the Closing Date. Purchaser indemnifies and holds Seller harmless from and against any and all claims, costs and expenses (including reasonable attorneys’ fees) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 7.2(d). Seller agrees to perform all of the covenants of Seller pursuant to the Leases and Contracts, arising or accruing on or before the Closing Date. Seller indemnifies and holds Purchaser harmless from and against any and all claims, costs and expenses (including reasonable attorneys’ fees) asserted against or incurred by Purchaser and arising out of the failure of Seller to perform its obligations pursuant to this Section 7.2(d).
(e)    Survival Provisions. The agreements set forth in subparagraphs (c) and (d) of this Section 7.2 shall survive the Closing and be enforceable until fully performed.

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7.3    Closing Costs. Seller shall pay for (i) all transfer taxes, recording fees, documentary stamp or similar taxes payable in connection with the delivery of the Deed; the (ii) real estate commission described in Section 7.4, below; and (iii) one-half of the escrow fees charged by the Escrow Agent. Purchaser shall pay for the cost of (or, if applicable, reimburse Seller for its cost in obtaining): (i) all title examinations, fees and updates, the Commitment and any and all endorsements to the title policy issued by the Title Company at the Closing; (ii) the Revised Survey; (iii) one-half of the escrow fees charged by the Escrow Agent; (iv) all financing costs, including, but not limited to Georgia intangible taxes and recording fees related to Purchaser’s loan; (v) green energy audit reports for the Real Property; and (vi) all other closing costs of any nature and costs of any inspections or tests it authorizes or conducts. Except as otherwise provided in Sections 6.3 and 6.4, each party shall be responsible for the payment of its own attorneys’ fees.
7.4    Real Estate Commissions. Seller shall pay a real estate commission to Walker & Dunlop (“Broker”) at Closing pursuant to a separate agreement with Broker. Other than as stated in the previous sentence, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

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VIII.
Condemnation

8.1    Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a material portion of the Real Property, Seller shall promptly deliver written notice thereof to Purchaser and Purchaser shall be entitled, as its sole remedy, to terminate this Agreement upon written notice to Seller (a) within ten (10) days following notice by Seller to Purchaser of such condemnation, or (b) on the Closing Date, whichever occurs first. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof. For purposes of this Section “material” shall mean (i) the offered value of the portion of the Property being taken by eminent domain is equal to or greater than $500,000.00, (ii) a taking of any point of access of the Real Property, (iii) a taking of any parking spaces at the Property that affects the legal conforming status of the Property with applicable zoning laws, or (iv) a taking that would affect the legal conforming status of the Property with applicable zoning laws. In the event Purchaser elects to terminate this Agreement under this Section 8.1, the Earnest Money, including the Non-Refundable Deposit, shall be returned to Purchaser promptly, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder (except with respect to the Surviving Terms). If Purchaser waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Purchaser shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to all proceeds resulting or to result from said condemnation.

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IX.
Casualty

9.1    Casualty Loss Notice. If, prior to the Closing, any of the Improvements shall be damaged by fire or other casualty (collectively, “Casualty”), Seller shall promptly deliver to Purchaser written notice (“Casualty Loss Notice”) of such Casualty.
9.2    Material Loss. For the purposes of this Section 9.2, “Material Damage” shall mean damage to the Improvements of such nature that the cost of restoring the same to their condition prior to the Casualty will exceed $500,000.00, whether or not such damage is covered by insurance. If the Improvements have sustained Material Damage by a Casualty, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller within ten (10) days after delivery of the Casualty Loss Notice, in which event, the Earnest Money, including the Non-Refundable Deposit, shall be promptly returned to Purchaser and neither party hereto shall have any further rights or obligations hereunder (except with respect to the Surviving Terms). Failure of Purchaser to deliver written notice of termination within said ten (10) day period shall be conclusively deemed to be an election not to terminate this Agreement. In the event Purchaser elects to terminate this Agreement under this Section 9.2, the Earnest Money, including the Non-Refundable Deposit, shall be returned to Purchaser, and thereafter neither party to this Agreement shall thereafter have any further rights or obligations hereunder, except with respect to the Surviving Terms. In the event this Agreement is not terminated pursuant to the provisions of this Section 9.2, and Seller has not fully repaired the damage prior to Closing, then Purchaser shall receive (a) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date and not previously expended on repairs (such repairs to be evidenced by Seller delivering to Purchaser: (i) interim lien waivers from Seller's contractors and subcontractors performing such repairs, and (ii) reasonable evidence that all invoices for such repairs have been paid in full) under any applicable insurance policy or policies in effect with respect to the Property, (b) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (or, if Seller’s insurer does not permit such policy and/or payments to be assigned to Purchaser, an estimated credit for such amounts, with later appropriate adjustments), (c) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property, if any, and (d) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies (the foregoing are collectively referred to herein as "Purchaser's Casualty Reimbursements").
9.3    Non-Material Loss. In the event the cost of restoration following a Casualty is less than two percent (2%) of the Purchase Price, the rights and obligations of the parties shall not be affected thereby, the Agreement shall remain in full force and effect, and if Seller has not fully repaired the damage prior to Closing, then Purchaser shall receive Purchaser's Casualty Reimbursements.

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9.4    Determination of Cost of Restoration. In the event of a Casualty, the parties shall attempt to agree, on or before the expiration of ten (10) days after the date of delivery of the Casualty Loss Notice, to agree on the estimated cost of restoration for all purposes of this Article IX. In the event that the parties are unable to so agree on or before the expiration such ten (10) day period, then, Purchaser and Seller agree that they shall appoint a third party contractor or other expert reasonably acceptable to both parties to determine the cost of such restoration, in which case, the determination of such third party contractor or expert shall be binding upon both parties.
9.5    Delay in Completion of Repairs. If Seller has elected to repair, or if Seller’s lender requires Seller to repair, and if the repairs cannot be completed by the Closing Date, this transaction shall close and Purchaser shall receive Purchaser's Casualty Reimbursements.
9.6    Postponement of Closing. If, as a result of a Casualty, any determination, election or agreement required by the terms of this Article IX is not made by the Closing Date, the Closing Date shall be extended until five (5) days after said determination, election or agreement is made, subject to such further extension as may be allowed by the terms of this Article IX and notwithstanding anything in Section 7.1 of this Agreement to the contrary; provided, however, if said determination, election or agreement has not been made within five (5) days following the originally scheduled Closing Date, this Agreement shall automatically terminate and neither party shall have any further rights or obligations hereunder (except with respect to the Surviving Terms) and the Initial Deposit and Additional Deposit shall be returned to Purchaser following Purchaser’s delivery of the Documents and Purchaser’s Information.
X.
Representations and Warranties

10.1    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows as of the Effective Date and through the Closing Date:
(a)    Seller is duly organized or formed, validly existing and in good standing under the laws of the state of its formation or incorporation and is qualified to transact business in the state in which the Property is located.
(b)    The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.
(c)    The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

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(d)    There are no legal actions, suits or similar proceedings pending and served, or to Seller's knowledge, threatened in writing against Seller or the Property except for that certain action known as Gwinnett County, Georgia v. Wilkinson CGR Lawrenceville, LLC; CW Capital, LLC, n/k/a Walker & Dunlap Capital, LLC; Federal National Mortgage Association (Fannie Mae); Gwinnett County Superior Court Civil Action File No. 15-A-02523-8 with regard to the compensation amount for the 2014 taking of 6,515.35 square feet of the Property for a permanent construction easement and the construction and maintenance of slopes; and 271.45 linear feet of the Property for limited access rights, which such claim is in the process of being settled and shall remain with Seller and shall not be assigned to Purchaser.
(e)    Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(f)    No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
(g)    Seller has not received written notice of any code violations or open or expired permits affecting the Property.
(h)    To the Seller’s knowledge, the Personalty described in Exhibit “B” attached hereto is a materially accurate and complete list of all material tangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. To Seller’s knowledge, all of the Personalty is located at the Real Property. To Seller’s knowledge, Seller has (and can convey at Closing) good title to the Personalty, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.
(i)    To Seller’s knowledge, the schedule of Contracts described on Exhibit “G” attached hereto, is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. To Seller’s knowledge, Seller has (and can convey at Closing) good title to the Leases and the Contracts, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.

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(j)    To Seller's knowledge, (i) the Rent Roll is, and each updated Rent Roll provided after the date hereof will be, accurate and complete in all material respects as of the date thereof; and (ii) all of the Leases are described on the Rent Roll, and there are no persons leasing, using or occupying the Real Property or any part thereof except the Tenants under the Leases. Except as set forth on the applicable Rent Roll, to Seller’s knowledge: (a) the Leases are in full force and effect, have not been amended or modified, and the full current rent is accruing thereunder, (b) no monthly rent has been paid more than one (1) month in advance (except as reflected on the Rent Roll and otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent not reflected on the Rent Roll has been paid, (c) no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord, (d) Seller has received no notice from any Tenant under the Leases claiming any breach or default by Seller under any of the Leases, and (e) no concession, moving or relocation allowance or credit, or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases.
(k)    Seller has received no written notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.
(l)    To Seller’s knowledge, and except as disclosed by the Environmental Report, there are no Hazardous Substances or storage tanks of any kind present in, on or under the Real Property, and to Seller’s knowledge, there is no present Release (defined below) or threatened Release of any Hazardous Substances in, on or under the Real Property in violation of Hazardous Substance Laws. To Seller’s knowledge, Seller has never used the Real Property or any part thereof, and has never knowingly permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances in violation of applicable Hazardous Substance Laws. Seller shall not be deemed to have breached the foregoing representations and warranties with respect to the safe and lawful use and storage by Seller, any tenant or any other person of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws (collectively, "Lawful Substances"). As used in this Agreement, the term “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.
(m)    No withholding of tax or reporting will be required with respect to the sale of the Property by Seller.

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(n)    Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
(o)    All loans with lenders with liens affecting the Property are currently in good standing and not in default, and Seller shall cause all lenders to reconvey or release (as applicable) such liens at the Closing.
(p)    To Seller’s knowledge, the transaction contemplated by this Agreement (and any underlying obligations contemplated by this Agreement) does not and shall not constitute a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974 (“ERISA”) or a comparable violation of state law.
(q)    Seller is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) to Seller’s knowledge, a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
(r)    Seller owns no real property or personal property except for the Property. No affiliate of Seller owns any real or personal property (tangible or intangible, and specifically including contract rights) located on or used solely in connection with the Property.

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10.2    Survival of Seller’s Representations and Warranties; Limited Liability. The representations and warranties of Seller set forth in Section 10.1, will survive the Closing for a period of nine (9) months. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds Twenty Thousand and No/100 Dollars ($20,000.00). In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, Five Hundred Thousand and No/100 Dollars ($500,000.00). Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or prior to Closing Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s due diligence or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of any Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Phil Deguire, CEO of The Wilkinson Group, Inc. and no others, at the times indicated only, without duty of inquiry whatsoever. Seller represents and warrants to Purchaser that the individual named in the immediately preceding sentence is a representative of Seller who, in the ordinary course of Seller’s business, typically has knowledge of the relevant facts with respect of the matters set forth herein. Purchaser acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Purchaser. Purchaser covenants that it will bring no action of any kind against such individuals, any shareholder, manager, officer partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.
10.3    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Purchaser is duly organized and validly existing under the laws of the state of its formation or incorporation and shall be qualified to transact business in the state in which the Property is located prior to the Closing Date.
(b)    The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors’ rights generally.

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(c)    The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)    Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.
(f)    Purchaser is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) to Purchaser's knowledge, a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
XI.
Miscellaneous

11.1    Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto.

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11.2    Agreement Binding on Parties. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Except as otherwise provided in the next sentence of this Section 11.2, Purchaser shall not have the right to assign its rights under this Agreement, or any interest hereunder, except with the prior written consent of Seller, which consent may be given or withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement upon the satisfaction of all of the following conditions: (i) the assignee of Purchaser shall be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser created for the purpose of acquiring the Property, and shall assume all of the obligations of Purchaser under this Agreement, (ii) all of the Earnest Money must have been delivered in accordance with Section 2.2, (iii) Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (iv) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at or prior to Closing.
11.3    Notice. Any notice, communication, request, reply or advice (collectively, “Notice”) provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by (i) depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (ii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, or (iii) by facsimile, (iv) electronic mail, or (v) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express Corporation or Airborne Express. Notice deposited in the mail in the manner hereinabove described shall be effective upon receipt. Notice given using the methods described above in subsection (ii), above, shall be effective upon receipt or refusal to accept delivery. Notice given using the methods described above in subsections (iii) and (iv), above, shall be effective upon receipt as evidenced by a printed confirmation of transmission from Sender’s facsimile machine showing the recipient’s fax number and the date and time of transmission. Notice given using the methods described above in subsection (v), above, shall be deemed delivered one (1) business day after deposit with the nationally recognized overnight delivery service. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

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Seller:	WILKINSON CGR LAWRENCEVILLE, LLC
c/o The Wilkinson Group, Inc.
2100 Riveredge Parkway, Suite 825
Atlanta, GA 30328
Attention: Phillip R. Deguire
Fax No. (770) 952-0029
Email: Phil.Deguire@wilkinsonrea.com

with a copy to:	CASE POMEROY PROPERTIES
Attention: Felice Lista, President
521 Fifth Avenue, 36th Floor
New York, NY 10175
Fax No.: (212) 338-9574
Email: fmlista@casepomeroy.com

with a copy to:	HOLLAND & KNIGHT LLP
Attention: James Seay, Esq.
200 South Orange Avenue, Suite 2600
Orlando, FL 32801
Fax No.: (407) 903-7712
Email: james.seay@hklaw.com

with a copy to:	THOMAS LAW, LLC
Attention: Don Thomas, Esq.
1418 Dresden Drive, Suite 235
Atlanta, GA 30319
Fax No.: (404) 816-9724
Email: dthomas@thomaslawgp.com

Purchaser:	STEADFAST ASSET HOLDINGS, INC.
18100 Von Karman, Suite 500
Irvine, CA
Attention: William C. Stoll
Fax No.: (949) 852-0143
Email: bill.stoll@steadfastco.com

with a copy to:	MORRIS, MANNING & MARTIN, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, GA 30326
Fax No.:
Email: cgraham@mmmlaw.com

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The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party. Notices may be given on behalf of a party by their respective counsel.
11.4    Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.
11.5    Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. NOTWITHSTANDING THE FOREGOING, ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY PURCHASER OR SELLER IN THE STATE COURTS OF THE STATE OF GEORGIA, OR IN U.S. FEDERAL COURT FOR THE APPLICABLE DISTRICT OF GEORGIA AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF GEORGIA. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 11.3 HEREOF.
11.6    Escrow Agent. Escrow Agent hereby accepts its designation as Escrow Agent hereunder and agrees to hold and disburse the Earnest Money as herein provided. Escrow Agent shall not be liable for any acts taken in good faith, shall only be liable for its willful default or gross negligence, and may, in its sole discretion, rely upon the oral or written notices, communications, orders or instructions given by Purchaser or Seller. Except in the case of Purchaser’s timely termination pursuant to Section 3.4, above, in the event of a dispute between Purchaser and Seller under this Agreement sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed upon Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement, then, in such event, Escrow Agent shall bear all such losses, claims, damages and expenses; and provided further that neither Seller nor Purchaser shall have any liability to Escrow Agent under this indemnity provision for any cost of litigation incurred by Escrow Agent, including, without limitation, attorney fees, arising or caused solely by the conduct of the other party which results in a dispute solely between the other party and Escrow Agent.

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11.7    Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.
11.8    Obligations. Except as expressly set forth in this Agreement, the terms, conditions, obligations and rights set forth herein shall be deemed terminated at the time of Closing, and will merge into the various documents executed and delivered at the time of Closing.
11.9    Business Days. In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.
11.10    No Recordation. Without the prior written consent of Seller, unless in the event of a suit for specific performance by Purchaser, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto, by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination all Earnest Money shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other (except with respect to the Surviving Terms).
11.11    Multiple Counterparts. This Agreement may be executed by facsimile or emailed PDF document or in the original and in multiple counterparts (each of which is to be deemed original for all purposes).
11.12    Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.
11.13    1031 Exchange. Seller and Purchaser each shall have the right to consummate the transaction contemplated in this Agreement as part of an exchange of like‑kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder. Seller and Purchaser agree to cooperate with each other to effect such an exchange for Seller, Purchaser or both of them provided, however, (i) the ability of a party to effect an exchange shall not be a condition precedent to that party's obligations under this Agreement, (ii) an exchange being effected by a party shall not result in any additional cost (other than a nominal cost) or liability to the other party; (iii) neither party shall be obligated to take title to any other real property in order to effect such an exchange for the other party; (iv) no exchange shall delay the Closing Date; and (iv) any exchange being effected by a party shall be effected by means of that party's use of a qualified intermediary.

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11.14    Prohibited Persons. Neither Seller nor Purchaser nor any of their respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf), (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties described in clauses (i) – (v) above are herein referred to as a "Prohibited Person"). Seller and Purchaser covenant and agree that neither Seller nor Purchaser nor any of their respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. The provisions of this Section shall survive the Closing or termination of this Agreement.
11.15    Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.
11.16    Electronic Signature. For purposes of negotiating, executing and amending this Agreement, any signed document transmitted by facsimile machine or scanned email shall be treated in all manner and respects as an original document. The signature of any party thereon shall be considered for those purposes as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. At the request of any party, a facsimile or scanned email document shall be re-executed by all parties in original form. No party may raise the use of a facsimile machine or scanned email, or the fact that any signature was transmitted through the use of a facsimile or scanned email as a defense to the enforcement of this Agreement.

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XII.
Covenants

12.1    Seller covenants and agrees with Purchaser as follows:
(a)    Between the Effective Date and the Closing Date, Seller shall manage, operate, maintain and repair the Property in the ordinary course of business in accordance with Seller’s current management, operating, maintenance and repair practices in effect as of the Effective Date (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the Effective Date), keep the Property in good repair and working order and sound condition (normal wear and tear excepted), substantially comply with all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property, use commercially reasonable efforts to keep the Leases and the Contracts in force, and promptly give Purchaser copies of all default and other material written notices given or received by Seller under the Leases (exclusive of customary delinquency notices given to tenants) or the Contracts or any violation of or material matters concerning any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; or (iii) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force the current property insurance coverage in place at the Property.
(b)    Immediately after Seller obtains any reliable information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Hazardous Substance Laws may have occurred at the Real Property, Seller shall give written notice thereof to Purchaser with a reasonably detailed description of the event, occurrence or condition in question. Seller shall promptly furnish to Purchaser copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property. Seller shall not be deemed to have breached the foregoing covenants with respect to Lawful Substances.

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(c)    Seller shall promptly (i) notify Purchaser in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing, (ii) provide to Purchaser copies of Contracts entered into after the Effective Date (subject to the terms of Section 1.3 above) and any documents or materials received by Seller from and after the Effective Date that would have been included in Seller’s Deliveries if received prior to such date, and (iii) within two (2) business days after Seller’s receipt of request therefor, provide to Purchaser an updated Rent Roll with all information concerning the Leases updated through the date that is one (1) business day before the date that the updated Rent Roll is delivered to Purchaser.
(d)    Between the date of this Agreement and the Closing Date, Seller shall not (i) in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein except for replacements with items of similar quality in the ordinary course of business, or (ii) market, initiate, solicit, continue or respond to any offers or negotiations related to the sale of the Property or any material portion thereof or interests therein.
(e)    Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of its formation during the period commencing on the date of this Agreement and ending on the date that is ten (10) months after the Closing Date; provided, however, that if Purchaser gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the date such claim has been satisfactorily resolved in Purchaser’s reasonable discretion.
12.2    Survival of Seller’s Covenants; Limited Liability. The covenants of Seller set forth in Section 12.1, will survive the Closing for a period of nine (9) months. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such covenants, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds Twenty Thousand and No/100 Dollars ($20,000.00). In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, Five Hundred Thousand and No/100 Dollars ($500,000.00). Seller shall have no liability with respect to any of Seller’s covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a covenant of Seller herein, or prior to Closing, Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s due diligence or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. All other covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing. Purchaser covenants that it will bring no action of any kind against such individuals, any shareholder, manager, officer partner or member of Seller, as applicable, or related to or arising out of these covenants.

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XIII.
Conditions

13.1    Escrow Agent shall not close the transaction contemplated by this Agreement unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
(a)    All funds and instruments described in Article 7 have been delivered to Escrow Agent, and Seller and Purchaser have approved, executed and delivered a settlement statement reflecting the Purchase Price, all prorations, and all closing costs as required under this Agreement (the “Settlement Statement”).
(b)    Seller shall have caused the title department of Escrow Agent to have irrevocably committed to Purchaser in writing to issue an extended owner’s policy of title insurance, in form and content in accordance with this Agreement, insuring Purchaser’s fee simple title to the Real Property in an amount equal to the Purchase Price subject only to the Permitted Exceptions and subject to no conditions other than payment of the applicable premium therefor.
(c)    There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.
If any of the foregoing conditions are not satisfied as of the Closing Date, then Purchaser may elect, by delivering written notice (the "Conditions Notice") to Seller on the Closing Date, to: (i) terminate this Agreement, in which event Purchaser shall be entitled to receive a refund of the Earnest Money and the parties thereafter will have no further rights, liabilities, or obligations under this Agreement other than the rights and obligations that expressly survive the termination of this Agreement; (ii) waive the foregoing conditions and continue under this Agreement to Closing; or (iii) extend the Closing Date for a period of up to five (5) days. In the event that the foregoing conditions are not satisfied as of the extended Closing Date in all material respects, then this Agreement shall automatically terminate, the Earnest Money shall be refunded to Purchaser, and neither party shall have any further rights or obligations hereunder, other than those which expressly survive termination.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement under seal as of the Effective Date.

SELLER:

WILKINSON CGR LAWRENCEVILLE, LLC,
a Georgia limited liability company

By: WREP III Manager, LLC, a Georgia limited
        liability company, its managing member

   By: The Wilkinson Group, Inc., a Georgia
          Corporation, its manager

           By: _/s/ Charles W. Brammer_____________
                  Charles W. Brammer, Jr., Its President

                                   [Corporate Seal]

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PURCHASER:
STEADFAST ASSET HOLDINGS, INC., a California corporation By: _/s/ Dinesh Davar________________________ Name: _Dinesh Davar________________________ Its: _Chief Financial Officer___________________

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JOINDER BY ESCROW AGENT
CALLOWAY LAND AND TITLE, LLC referred to in this Agreement as the “Escrow Agent” hereby acknowledges that it received this Agreement executed by Seller and Purchaser and accepts the obligations of the Escrow Agent as set forth herein. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement.

CALLOWAY TITLE AND ESCROW, LLC
By: _/s/ S. Marcus Calloway___________________ Name: _S. Marcus Calloway___________________ Its: _Managing Member_______________________

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EXHIBIT “A”
LEGAL DESCRIPTION

EXHIBIT “B”
DUE DILIGENCE ITEMS
PURSUANT TO SECTION 3.2

Sugar Mill

Due Diligence Document Request

		Delivered (Date)	Not applicable to Property	Not available to Owner	Comments
	CONSTRUCTION / REHABILITATION				
1	Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations			X	
2	Construction contracts, if any, including for all work completed in past 3 years		X		
3	Current capital improvements with schedule (past 3 years)				
4	Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)		X		
5	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)		X		
6	All licenses, permits, and governmental approvals, including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)				
7	Certificate(s) of Occupancy for all buildings			X	
8	List and description of tenant or common area work in progress, if any		X		
9	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code				
10	Maintenance records/work orders, including water intrusion log, for past 12 months	On Site			
11	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials		X		
12	If new construction, list of all consultants and contractors for the work completed to date a. Asphalt company b. Concrete company c. Excavating/Grading contractor d. MEP contractor (utilities) e. Soils Engineer f. Surveyor (who laid out the development)		X		
13	If new construction, confirmation if the current roads in the undeveloped area have a base under the asphalt, as well as the depth of the utilities and the sleeves.		X		
14	If new construction, details on brick and asphalt shingles finishes (to match for balance of the buildings)		X		
	FINANCIAL				
1	Financial/Operating Statements: Trailing-12, YTD & 3-yr historical; ~~3 yrs Audited Financial Statements if available~~				
2	General Ledger, prior year, most recent quarter-end & YTD (in Excel format)				
3	Tax bills: Real Property and Personal Property bills and Assessment notices, current and past 3 years, ~~with proof of payment (including special assessments or districts and all documentation concerning appeals)~~				
4	Accounts Payable Aging Detail, prior year, most recent quarter-end & YTD				
5	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection				
6	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year (access to utility billing site is preferred, if applicable)				
7	List of meters, account numbers and any required deposits (typically for gas, electric, water or phone)				See Utility Bills
8	Operating budget, current year and/or next available	N/A			Will not be provided
9	Tax returns, past 3 years - *For company purchases only*		X		
10	Loan documents (full closing binder), most recent payment statement from lender/servicer, and all material correspondence and/or notices given to or received from lender/servicer - *For loan assumptions only*		X		
	MANAGEMENT/LEASING/OPERATIONS				
1	Monthly rent rolls, prior year and YTD, in Excel (with all lease charges broken out, to include monthly rent, security deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), unit square footage and such other information as Buyer may require)				
2	Current leases for all tenants with all available tenant correspondence files, including amendments/letters/agreements/default notices given or received, with all historical litigation pleadings, if any (access to electronic lease files is preferred, if applicable)	On Site			
3	Current form of lease with all addenda				
4	List of leases under negotiation or currently out for signature	N/A			
5	Market Rent Survey				
6	Occupancy history, monthly for past 3 years and current YTD				
7	Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)				
8	Job descriptions for staff positions	N/A			Will not be provided
9	Worker's Comp insurance loss run history, including Experience Modification Rate, for current management company (YTD & past 3 yrs)				
10	OSHA 300 Log (most recent 3 years)		X

Sugar Mill

Due Diligence Document Request

		Delivered (Date)	Not applicable to Property	Not available to Owner	Comments
11	Amenity Report (listing amenities per unit type, with any adjustment in rent) - current				
12	Resident Demographics Report - current				
13	List of all **active** (within last 6 mos) vendors utilized at the property, including name, function, contact information				
14	All operating and management service contracts, including but not limited to:				
	a. Advertising (including any apt. locator services & pay-per-lease agreements)				
	b. Alarm monitoring (including any firm alarm & security cameras)				
	c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing				
	d. Elevator				
	e. Equipment leases (such as copier, postage machines, key control systems)				
	f. Fire extinguisher (including any fire sprinkler systems)				
	g. Furniture rental				
	h. HVAC				
	i. Internet (including any leased equipment such as modems and firewalls				
	j. Janitorial services (including any uniform cleaning services)				
	k. Landscaping (including any pond/lake maintenance and snow removal)				
	l. Laundry				
	m. Pest control (including any termite contracts)				
	n. Phone (landlines, cell phones, pagers, answering service)				
	o. Pool (maintenance, emergency phone, etc.)				
	q. Security (including any on-site courtesy officer arrangements)				
	r. Trash (including recycling programs); Also a copy of the most recent invoice				
	s. Revenue Sharing (such as vending machines, pay phones)				
	t. Collection Recovery				
	u. Credit/application verification				
	w. Software (including any property management software such as OneSite, Yardi, etc.)				
	x. Common Area Services (such as office cleaning, dog waste removal, etc.)				
	y. Utility Billing by Third Party				
	z. Gate/Access Systems (including software for programming access cards/remotes)				
	aa. Towing/Parking Services				
	bb. Website Domain (including any website hosting)				
	cc. Boiler Maintenance and Water Treatment				
15	Copies of all default and other material notices given or received under any service contracts		X		
16	Copies of all current Certificates of Liability Insurance for any commercial tenants (including laundry and cell towers)		X		
	PHYSICAL ITEMS				
1	Marketing photos, including aerial photos if available				
2	~~List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)~~	N/A			
3	Fire/Life Safety Inspection Report (current) with proof of completion of any required work				
4	Current insurance certificates ~~and Declarations Pages~~ Evidence of Commercial Property Insurance and Certificate of Insurance				
5	Insurance loss run history, past 3 years and YTD (property & general liability)				
6	Any existing third party reports, including but not limited to:				
	a. Certified, as-built ALTA Survey				
	b. Asbestos, Lead-Based Paint, or Mold Reports and/or Operations & Maintenance (O&M) Plans		X		
	c. Engineering study or inspection (structural or otherwise)	N/A			Will not be provided
	d. Phase I Environmental, with any Radon Testing Results				
	e. Property Condition Report	N/A			Will not be provided
	f. Soils/Geotechnical and, if new construction, concrete		X		
	g. ~~Termite~~				
	TITLE AND AGREEMENTS				
1	Existing Owner's Title Insurance Policy ~~and current Title Insurance Commitment with copies of all recorded documents referenced therein~~				
2	Zoning: any reports, compliance letters, maps, ordinances, amendments, CC&R's, special use permits, etc.			X	
3	Pending litigation summary and copies of all pleadings, if applicable				
4	Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.			X

EXHIBIT “C”
FORM OF DEED

STATE OF GEORGIA COUNTY OF FULTON	After Recording Return to: _______________________ ___________________ ___________________

LIMITED WARRANTY DEED

WILKINSON CGR LAWRENCEVILLE, LLC, a Georgia limited liability company (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveys and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto does hereby convey to _________________________________________, a _____________________________ (“Grantee”), all of Grantor’s right, title and interest in and to the following described real property (the “Property”) situated in Gwinnett County, Georgia, together with all improvements thereon and all of Grantor’s interest in any rights and privileges solely appurtenant thereto:

SEE EXHIBIT A ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.
SUBJECT TO: the permitted exceptions set forth on Exhibit B attached hereto and by this reference made a part hereof.

AND TO HOLD, the same in fee simple title forever.

GRANTOR hereby binds itself and its successors to warrant and defend the title to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor and no other, subject to the matters set forth above.

[Signature Page Follows]

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IN WITNESS WHEREOF, Grantor has caused this Limited Warranty Deed to be executed this ____ day of ________________, 201_.

Signed, sealed and delivered
in the presence of:

Unofficial Witness:

________________________________
Print Name:

Notary Public:

 _______________________________
Print Name:
Date Commission expires:

[NOTARIAL SEAL]

GRANTOR:

WILKINSON CGR LAWRENCEVILLE, LLC,
a Georgia limited liability company

By: WREP III Manager, LLC, a Georgia
       limited liability company, its managing
       member

   By: The Wilkinson Group, Inc., a Georgia
          Corporation, its manager

           By: _____________________________
                  Phillip R. Deguire, Its CEO

                                   [Corporate Seal]

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EXHIBIT A

Legal Description

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EXHIBIT B
Permitted Exceptions

1. General and special taxes and assessments for calendar year 201_ and subsequent years, not yet due and payable.
2. Rights of tenants, as tenants only, under unrecorded leases without purchase options or rights of first refusal, and those claiming by, through and under said tenants.
3. [ADD PERMITTED EXCEPTIONS HERE.]

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EXHIBIT “D”
FORM OF
BILL OF SALE, ASSIGNMENT AND ASSUMPTION
THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made the ___ day of ________________, 201_, by and between WILKINSON CGR LAWRENCEVILLE, LLC, a Georgia limited liability company (“Assignor”), and ___________________, a _________ (“Assignee”).
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Assignor hereby sells, transfers, assigns and conveys to Assignee, the following:

(a)
All right, title and interest of Assignor in and to all tangible personal property (“Personalty”) set forth in the inventory on Exhibit “B” attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Gwinnett, State of Georgia, as more particularly described in Exhibit “A” attached hereto and made a part hereof (“Real Property”), but excluding (i) any items of personal property owned by lawful tenants at or on the Real Property, (ii) any items of personal property owned by third parties and leased to Assignor, and (iii) the items described on Exhibit “B” as excluded items.

(b)
All right, title and interest of Assignor in and to those certain leases described on Exhibit “C”, attached hereto and made a part hereof (the “Tenant Leases”), relating to space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, but subject to all terms conditions, reservations and limitations set forth in the Tenant Leases.

(c)
To the extent assignable, all right, title and interest in and to those certain contracts set forth on Exhibit “D” attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(d)
the name “Sugar Mill”, all marketing programs, all licenses, permits, certificates of occupancy, franchises and other intangibles issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Assignor or pertaining to the Real Property (collectively, the “Intangibles”)

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2.
This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase And Sale Agreement (the “Agreement”) dated as of October 23, 2017, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Tenant Leases, the Contracts and the Intangibles.

3.
As set forth in Section 3.5 of the Agreement, which is hereby incorporated by reference as if herein set out in full, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE.

4.
Assignee hereby accepts the assignment of the Personalty, the Tenant Leases, the Contracts and the Intangibles, and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations under the Tenant Leases and the Contracts from and after the date hereof.

5.
Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the obligations under the Tenant Leases or the Contracts, to the extent accruing on or after the date hereof.

6.
Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases or Contracts, to the extent accruing prior to the date hereof.

7.	This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale Assignment and Assumption under seal as of the date first above written.
ASSIGNOR:

WILKINSON CGR LAWRENCEVILLE, LLC,
a Georgia limited liability company

By: WREP III Manager, LLC, a Georgia limited
liability company, its managing member

By: The Wilkinson Group, Inc., a Georgia
Corporation, its manager

By: _________________________________
Phillip R. Deguire, Its CEO

[Corporate Seal]

ASSIGNEE:
____________________________________

By:        __________________________

Name:    __________________________

Title:_______________________________

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EXHIBIT “E”
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, [___________________], that withholding tax is not required upon the disposition of a United States real property interest by WILKINSON CGR LAWRENCEVILLE, LLC, a Georgia limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:
1.    Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations promulgated pursuant thereto) (the “Code”);
2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Code;
3.    Seller’s United States Employer Identification Number is: ____________; and
4.    Seller’s office address is c/o The Wilkinson Group, 2100 RiverEdge Parkway, Suite 825, Atlanta, Georgia 30328, Attention: Phil Deguire.
Seller understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.
EXECUTED this _____ day of ________________, 201_.

SELLER:
WILKINSON CGR LAWRENCEVILLE, LLC,
a Georgia limited liability company

By:	WREP III Manager, LLC, a Georgia limited
liability company, its managing member

	By:	The Wilkinson Group, Inc., a Georgia
Corporation, its manager

		By:	_____________________________
Philip R. Deguire, Its CEO

[Corporate Seal]

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EXHIBIT “F”
FORM OF AFFIDAVIT REGARDING COMMERCIAL REAL ESTATE BROKERS
STATE OF _______________
COUNTY OF _____________
AFFIDAVIT REGARDING COMMERCIAL REAL ESTATE BROKERS
Personally appeared before me, the undersigned deponent who, being duly sworn, deposed and said that [seller/purchaser] (the “Deponent”) is the [seller/purchaser] (the [“Seller/Purchaser”]) of the real property (the “Property”) described on Exhibit “A” attached hereto and made a part hereof by reference.
Deponent knows the facts contained herein of his own personal knowledge.
Except as specifically set forth on any closing statement executed in connection with the transfer of the Property, [Seller/Purchaser] has not entered into any agreement with any commercial real estate broker for the payment of a real estate commission or fee relating to the purchase, sale, management, leasing or other licensed services pertaining to commercial real estate. With respect to any commercial real estate broker disclosed on said closing statement, the amount shown thereon is payment in full satisfaction of all amounts owed to said broker or brokers. This Affidavit is given to induce a title insurance company to permit a policy or policies of title insurance to be issued without exception for any possible lien. The undersigned agrees to indemnify and hold harmless said title insurance company for all loss or damage arising out of any reliance upon the statements made in this Affidavit.

Signed, sealed and delivered in the presence of: Unofficial Witness: ____________________________ Print Name: Notary Public: ____________________________ Print Name: Date Commission expires: [NOTARIAL SEAL]	[SELLER/PURCHASER] By: ___________________________________ Name: ________________________________ Title: _________________________________

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EXHIBIT “G”
SCHEDULE OF SERVICE CONTRACTS

Service	Vendor	Cancellation Policy
Cable Marketing	DirectPath	Must Take Contract
Telephone and Data Marketing	DirectPath	Must Take Contract
Cable Marketing	Charter	Must Take Contract
Office Telephones and Internet	Charter
Answering Service/ Call Max	MRI Software/CallMax
Office/Gym/Amenity Center Cable Television	DirecPath
Pest Control	Massey Services, Inc.
Office Alarm	Consumer Security
Maintenance Shop Alarm	Consumer Security
Fire Panel Alarms (Gym)	Century Fire Protection
Landscaping	Landmark Landscapes
Property Trash Removal/ Hauler	Waste Management of Atlanta	Must Take Contract
Recycling Contract	Conex
Cass Contract	Cass
Individual Unit Trash Removal/Valet Waste	Valet Living	Must Take Contract
Pool Cleaning/Chemicals/Service	Affinity Pools (formerly Advanced Pool)
Copier Lease	Ricoh	Must Take Contract
Copier Servicing/Maintenance	Milner
Advertising	RentPath
Advertising	CoStar
Collection Agency	Carter-Young
Gym Equipment Repairs	ABR Tech
Water Cooler Service	Quench
Key Control	HandyTrac
Access Management	Sequr
Impound Agreement	Statewide Wrecker Service, Inc.
Utility Management and Billing	Conservice
Personal Trainer	Medina Personal Fitness
Music License	SESAC, INC.

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